UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

FLOOIDCX CORP.
(Name of small business in its charter)

Nevada	0-55965	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3825 Rockbottom

North Las Vegas, NV 89030

(Address of principal executive offices)

Registrant's telephone number: 702-323-6455

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 Change In Control of Registrant

On July 15, 2022, as a result of a private transaction, the control block of voting stock of FlooidCX Corp. (the “Company”) representing an ownership interest of approximately 90% has been transferred from Richard Hue [“Seller”] to MP Special Purpose Corp. [“The Purchaser”] controlled by Douglas Bean. The consideration for the shares was a cash payment of $600,000. The source of cash consideration for the shares was personal funds of the Purchaser. The Stock Purchase Agreement executed in connection with the Transaction provided that the prior officers and directors of the Company would resign, and new officers and directors would be appointed by the Purchaser.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2022 the Board of Directors accepted the resignation of Messrs. Richard Hue and Mark Vange as directors and Officers of the Company. At the same time, the Board elected Mr. Dennis Danzik as a director, president, treasurer, secretary, CEO and CFO of the Company. Mr. Danzik will hold this position until he is replaced, resigns, or is removed from office.

Biography

Dennis Danzik

Dennis M. Danzik is a research engineer by profession, and has been practicing in product development and related investment opportunities since 1981. Mr. Danzik holds a degree in industrial engineering, and completed post studies at Sloan/MIT in product development (2009) and is currently a student at the Harvard Medical School (HMX) in biochemistry.

Mr. Danzik's expertise is in olefins, including polyethylenes and polypropylenes including recycling methodologies in thermoplastics. Mr. Danzik holds US and foreign patents in thermosets, thermoplastics and composites.

Mr. Danzik's public company experience spans more than 30 years with directorships held on companies listed om the American, OTC, London, German, TSX.V, and the ASX in Australia. Mr. Danzik has also served as CEO, and engineering and sciences director on several public companies.

Since 2009, Mr. Danzik's work has been primarily in the oil and gas industry, wastewater treatment, materials recovery and magnetics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLOOIDCX, CORP.

Dated: July 20, 2022	By:	/s/ Dennis Danzik
Name: Dennis Danzik
Title: President

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